FOR IMMEDIATE RELEASE


            KMC Telecom Reports First Quarter 1999 Financial Results

         -March 1999 annualized revenue run rate of nearly $50 million-
           -23 markets in commercial operation; 14 under development-
                   -Total lines in service increase to 64,723-
                       -91% of new lines sold "on-switch"-
                       -DSL rollout meeting expectations-

      Bedminster, NJ (April 28, 1999) - KMC Telecom Holdings, Inc., (KMC), today reported financial results for the first quarter ended March 31, 1999.

      Total revenue for the three months ended March 31, 1999 was $11.1 million compared to $2.8 million reported in the first quarter of 1998. Lines sold increased from 55,592 in the fourth quarter 1998 to 75,703 lines in the first quarter 1999 -- 91% of the new lines will eventually be on-switch (i.e. to be connected to our switch with an unbundled network element or our own fiber). Lines installed also showed rapid growth, increasing from 48,342 in the fourth quarter 1998 to 64,723 in the first quarter 1999, an increase of 16,381 lines. Of the new installs, 48% were on-switch, with an additional 42% expected to convert to on-switch over the next 120 days.

      "Following outstanding progress in 1998, KMC is off to a strong start in 1999 with gains in access lines and revenue growth exceeding plan," reported Michael Sternberg, president and chief executive officer of KMC. "Our network rollout is progressing as planned, and we continue to expand in our current networks. In February 1999, we completed $65 million in PIK preferred equity financing and secured vendor financing from Lucent Technologies of an initial $250 million expandable to $600 million on certain conditions and milestones. These financings will facilitate our buildout of 14 new markets over the next twelve months with an estimated addressable total market size of 3.1 million commercial access lines.

      Mr. Sternberg continued, "Because we believe that data and Internet are critical components of a full service bundle, we are intensifying our focus on rolling out our DSL strategy. KMC's DSL strategy is well suited to delivering high-speed data and Internet access to our primary target customers -- businesses, governments and institutions. These heavy user groups require the equal bandwidth at both the origin and destination points of voice and data transmission enabled by DSL technology. Given our 56 collocations, we are well qualified to serve, capture and retain the business customer with a highly desirable and cost-effective suite of value-added data and Internet offerings."

      "Finally, our goal to have the first phase of all back office systems and electronic provisioning in place by the third quarter is well underway. We are making substantial progress with implementation of our support systems and billing system."

      Separately, on April 27th, KMC announced that it filed a petition with the FCC urging an end to the monopolistic contract termination penalties on consumers.

      KMC's business strategy is to provide a broad range of retail services including local dial tone, private line, long distance, data and Internet access to communications intensive entities including businesses, government agencies, institutions, and Internet service providers (ISPs). KMC also provides wholesale services to other telecommunications providers.

      Revenue Components:

      KMC's revenue derived from on-net special access, private line and switched services was $4.9 million for the three months ended March 31, 1999 compared to $0.7 million for the corresponding period in 1998. KMC's revenue run rate, based on annualized March 1999 results, was $49.3 million.

      Revenue derived from resale of switched and dedicated services was $6.2 million for the three months ended March 31, 1999 compared to $2.1 million for the corresponding period in 1998. As of the end of the first quarter, with 22 of our 23 markets in full operation, we expect a continuing decline in the percentage of revenue derived from resale.

                               Revenue Components
                                 ($ in millions)


Three months ended    3/31/99  12/31/98 9/30/98  6/30/98  3/31/98
On-net / UNE           $4.9      $4.0     $2.1     $1.4     $.7
Resale                  6.2       4.8      4.2      3.1     2.1
                      $11.1      $8.8     $6.3     $4.5    $2.8


      Network Operating Costs:

      Network operating costs for the quarter ended March 31, 1999 were $19.7 million, compared to $5.8 million for the corresponding quarter last year. This increase was primarily attributable to the increase in the number of systems in commercial operation in the first quarter of 1999 and the related increases in costs associated with providing resale services and unbundled network elements, personnel, network support and other direct operating costs.

      KMC's gross profit (revenue less network operating costs) was a negative $(8.6) million for the three months ended March 31, 1999.

                                  Gross Profit
                                 ($ in millions)


Three months ended    3/31/99  12/31/98 9/30/98  6/30/98  3/31/98
Revenue                $11.1     $8.8     $6.3     $4.5     $2.8
Network Operating       19.7     12.7     10.7      8.1      5.8
Costs
         Gross Profit  $(8.6)   $(3.9)   $(4.4)   $(3.6)   $(3.0)


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


       SG&A Costs:

      Selling, general and administrative ("SG&A") expenses for the three months ended March 31, 1999 were $12.0 million, compared to $3.5 million for the same three-month period in 1998. SG&A as a percentage of total revenue was 108% for the first quarter of 1999, compared to 124% for the corresponding quarter last year.

      EBITDA:

      For the quarter ended March 31, 1999, total consolidated EBITDA deficit was $20.6 million (EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, and non-cash stock compensation), compared to a deficit of $6.5 million reported in the corresponding period in 1998.

      Net Loss:

      Net loss for the three months ended March 31, 1999 was $39.4 million, compared to a net loss of $13.0 million recorded for the corresponding period in 1998.

      Resources and Capital Expenditures:

      KMC had $76.8 million in cash, cash equivalents and short-term investments at March 31, 1999.

      The company's capital expenditures for the three months ended March 31, 1999 were $49.4 million.

      Operations:

      At March 31, 1999, KMC had 60,584 fiber strand miles compared to 47,797 at December 31, 1998, and had 913 fiber route miles operational at March 31, 1999 compared to 714 at December 31, 1998. The company reached 1,167 building connected at March 31, 1999, compared to 721 buildings at December 31, 1998, an increase of 62 percent.

      The company had 22 switches at the end of the first quarter in 1999 and 56 collocations. This compares to 35 collocations at the end of 1998. KMC's 23 markets have an addressable total market estimated at 4.5 million commercial access lines.

      About KMC Telecom:

      KMC Telecom Holdings, Inc. is a facilities based, privately held competitive local exchange carrier (CLEC) presently operating in 23 Tier III markets, predominantly in the Southeast and Midwest US. The company offers a broad range of retail services including local dial tone, private line, long distance, data and Internet access to over 3,000 customers in 23 markets. Over its advanced fiber network, KMC serves communications intensive entities including businesses, government agencies, institutions, and Internet service providers and provides wholesale services to other telecommunications providers. At March 31, 1999, KMC had 620 full time employees.

Certain matters discussed in this release are forward-looking statements that involve risks and uncertainties, including construction risks and other risks detailed from time to time in KMC's reports filed with the Securities Exchange Commission, including those contained in KMC's Annual Report on Form 10-K for the year ended December 31, 1998. As a result, actual results, events or conditions, financial or otherwise, can differ materially from the results referred to in those statements. KMC undertakes no duty to update such forward-looking statements.

For further information on KMC Telecom Holdings, visit the company's web site at http://www.kmctelecom.com.

                                (Tables Attached)

                                           # # #
Investors and Analysts Contact:
Jim Grenfell
Chief Financial Officer
Phone:      908.470.2102
Fax:  908.719.8775
E-mail: jgrenf@kmctelecom.com

                           KMC Telecom Holdings, Inc.
                      Unaudited Consolidated Balance Sheets
                                 (in thousands)

                                                        December 31,   March 31,
                                                           1998          1999
                                                        -----------  -----------
Assets
Current assets:
  Cash and cash equivalents...........................   $   21,181  $    47,792
  Accounts receivable, net of allowance for doubtful
    accounts of $350 and $446 in 1998 and 1999,
    respectively .....................................        7,539       11,256
  Prepaid expenses and other current assets...........        1,315          826
                                                         ----------- -----------
Total current assets..................................       30,035       59,874

Investments held for future capital expenditures......       27,920       29,000
Networks and equipment, net...........................      224,890      269,474
Intangible assets, net................................        2,829        2,930
Deferred financing costs, net.........................       20,903       29,768
Due from affiliates...................................            -          607
Other assets..........................................        4,733        2,009
                                                         ----------- -----------
                                                         $  311,310  $   393,662
                                                         =========== ===========

Liabilities and redeemable and nonredeemable equity
Current liabilities:
  Accounts payable....................................   $   21,052  $    29,364
  Accrued expenses....................................       10,374       20,524
                                                         ----------- -----------
Total current liabilities.............................       31,426       49,888

Notes payable.........................................       41,414       75,000
Senior discount notes payable.........................      267,811      275,071
                                                         ----------- -----------
Total liabilities.....................................      340,651      399,959
Redeemable equity:
  Redeemable cumulative convertible preferred stock,
    par value $.01 per share 599 shares authorized;
    shares issued and outstanding:
      Series A, 124 shares in 1998 and 1999 ($12,380
        liquidation preference).......................       30,390       36,704
    Series C, 175 shares in 1998 and 1999 ($17,500
      liquidation preference).........................       21,643       24,298
    Series E, - 0 - shares in 1998 and 25 shares in
      1999 ($25,000 liquidation preference............            -       20,575
    Series F, - 0 - shares in 1998 and 40 shares in
      1999 ($40,000 liquidation preference............            -       35,249
  Redeemable common stock, 224 shares issued and
    outstanding in 1998 and 1999......................       22,305       23,782
  Redeemable common stock warrants....................          674        2,895
                                                        -----------  -----------

Total redeemable equity...............................       75,012      143,503
                                                         ----------- -----------
Nonredeemable equity (deficiency):
  Common stock, par value  $.01 per share; 3,000
    shares authorized, 614 shares and 629 shares
    issued and outstanding in 1998 and 1999,
    respectively......................................           6             6
  Additional paid-in capital..........................      13,750         6,923
  Unearned compensation...............................      (5,824)      (5,085)
  Accumulated deficit.................................    (112,285)    (151,644)
                                                         ----------- -----------
Total nonredeemable equity (deficiency)...............    (104,353)    (149,800)
                                                         ----------- -----------
                                                         $ 311,310   $   393,662
                                                         =========== ===========

                           KMC Telecom Holdings, Inc.

                 Unaudited Consolidated Statements of Operations
                      (in thousands, except per share data)


                                         Three Months Ended
                                             March 31,
                                       -----------------------
                                          1998        1999
                                       ----------- -----------
Revenue.............................   $   2,793   $  11,078
Operating expenses:
  Network operating costs...........       5,816      19,670
  Selling, general and
    administrative..................       3,472      11,990
  Stock option compensation expense.       1,099       3,869
  Depreciation and amortization.....         994       5,523
                                       ----------  ----------
    Total operating expenses........      11,381      41,052
                                       ----------  ----------
Loss from operations................      (8,588)    (29,974)
Interest income.....................       2,166         942
Interest expense....................      (6,542)    (10,327)
                                       ----------  ----------

Net loss............................   $ (12,964)  $ (39,359)
Dividends and accretion on
  redeemable preferred stock........      (3,353)    (11,444)
                                       ----------  ----------
Net loss applicable to common
  shareholders......................   $ (16,317)  $ (50,803)
                                       ==========  ==========
Net loss per common share...........   $  (20.18)  $  (59.87)
                                       ==========  ==========
Weighted average number of common
  shares outstanding................          808         849
                                       =========== ==========

Financial Highlights
 (In thousands, except per shares amounts)

                                   Quarter     Quarter   Quarter        Year        Year
                                    Ended       Ended     Ended        Ended       Ended
                                   3/31/99     3/31/98   12/31/98    12/31/98    12/31/97
--------------------------------------------------------------------------------------------
 Statements of Operations Data:
   Revenue                         $  11,078 $      2,793   $   8,837 $    22,425  $     3,417
   Operating Expenses:

    Network Operating Costs           19,670        5,816      12,759      37,336        7,735

    Selling, general and
    administrative                    11,990        3,472       9,233      24,534        9,923

    Stock option compensation
    expense                            3,869        1,099         486       7,080       13,870

    Depreciation and amortization      5,523          994       4,059       9,257        2,506
                                  ------------------------------------------------------------

    Total operating expenses          41,052       11,381      26,537      78,207       34,034
                                  ------------------------------------------------------------
    Loss from operations             (29,974)      (8,588)    (17,700)    (55,782)     (30,617)

    Interest expense, net              9,385        4,376       5,350      20,971        2,069
                                  ------------------------------------------------------------
    Net loss                         (39,359)     (12,964)    (23,050)    (76,753)     (32,686)

    Dividends and accretion on
    redeemable preferred stock      (11,444)      (3,353)     (4,128)    (18,285)      (8,904)
                                  -----------------------------------------------------------
    Net loss applicable to
    common shareholders            $ (50,803) $   (16,317) $  (27,178) $   (95,038) $  (41,590)
                                  ===========================================================
    Net loss per common share      $  (59.87) $    (20.18) $   (32.44) $  (114.42)  $   (64.93)
                                  ===========================================================

    Weighted average number of
    common shares outstanding            849          808         838         831          641

                                  ===========================================================

 Other Financial Data:
    Capital expenditures
     including acquisitions        $  49,393   $    8,772  $   70,865  $  161,803   $   61,146

    EBITDA before stock option
     compensation                  $ (20,582)  $   (6,495) $  (13,155) $  (39,445)  $  (14,241)

    EBITDA                         $ (24,451)  $   (7,594) $  (13,641) $  (46,525)  $  (28,111)

                                    3/31/99      12/31/98   12/31/97
--------------------------------------------------------------------
 Balance Sheets Data:
    Cash, cash equivalents and
     investments                  $   76,792   $   49,101  $  15,553

    Network and equipment, gross  $  284,951   $  235,558  $  73,755

    Network and equipment, net    $  269,474   $  224,890  $  71,371

    Total assets                  $  393,662   $  311,310  $  95,943


(a) EBITDA consists of earnings (loss) before net interest, income taxes, depreciation and amortization charges. EBITDA before stock option compensation expense consists of earnings (loss) before net interest, income taxes, depreciation, amortization and stock option compensation charges. The Company includes these measurements because they are commonly used in the telecommunications industry. EBITDA is not calculated under generally accepted accounting principles and is not necessarily comparable to similarly titled measures of other companies. It should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

Statistical Highlights

                                 3/31/99  12/31/98   9/30/98   6/30/98   3/31/98
----------------------------------------------------------------------------------

Markets Served                         23        22        11         8         8
Networks

 - Operating with Switches             22        22        11         8         7

 - Complete awaiting Switch             -         -         -         -         1

 - Under Construction                   1         1        12        15        15

Access Lines                       64,723    48,342    35,090    28,838    18,435

Dedicated Circuits (DS0
Equivalents)                       96,035    78,621    56,337    46,907    33,652
Total Building Connected to
Network (On-net / UNE)              1,167       721       275       214       166

Route Miles                           913       714       432       334       312

Fiber Miles                        60,584    47,797    24,951    15,817    14,467

Switches in Operation                  22        22        11         8         7

Interconnection Agreements              8         8         8         8         8

Collocations                           56        35        21         -         -

Employees                             620       494       389       290       197

Customers                           3,069     1,713     1,248       894       574